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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                   FORM 8-K/A

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

        Date of report (Date of earliest event reported) January 31, 2003

                               FAMOUS FIXINS INC.

             (Exact Name of Registrant as Specified in Its Charter)


           New York                       000-27219                133865655
________________________________________________________________________________
(State or Other Jurisdiction     (Commission File Number)     (I.R.S. Employer
       of Incorporation)                                     Identification No.)



                   1325 Howard Ave., #422 Burlingame, CA 94010
                   -------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)

                                 (650) 340-9585
              (Registrant's Telephone Number, Including Area Code)

                                       N/A
          (Former Name or Former Address, if Changed Since Last Report)


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ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANTS.

On January 31, 2003, the Registrant changed its principal independent accountants from Freeman & Davis LLP, 225 West 34th Street, Suite 320, New York, NY 10122 to Pohl, McNabola, Berg & Co., LLP, 50 Francisco Street, Suite 120, San Francisco, CA, 94133. Freeman & Davis LLP was dismissed and the decision to change accountants was approved by the Board of Directors and audit committee.

The reports of Freeman & Davis LLP on the financial statements for the past two years ended December 31, 2001 and 2000 and the current year through the third quarter ended September 30, 2002, and through the date of dismissal of January 31, 2003, contained no adverse opinions or disclaimers or were qualified as to audit review scope, or accounting principles, except that a going concern uncertainty was included in such reports.

During the Registrant's past two years ended December 31, 2001 and 2000 and the current year through the third quarter ended September 30, 2002, and through the date of dismissal of January 31, 2002, there were no disagreements with Freeman & Davis LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing review scope or procedures, which disagreements, if not resolved to the satisfaction of the former accountant, would have caused it to make a reference to the subject matter of the disagreements in connection with its report.


During the Registrant's two most recent fiscal years ended December 31, 2001 and 2000 and the current year through the third quarter ended September 30, 2002, and through the date of dismissal of January 31, 2003, the Registrant did not consult with Pohl, McNabola, Berg & Co., LLP regarding any of the matters or events set forth in Item 304 (a)(2) of Regulations S-B.


Attached as an exhibit is a letter from Freeman & Davis LLP to the Commission attesting to its agreement with the above amended information.


ITEM 7. EXHIBITS

The following exhibit is filed as part of this report in accordance with the provision of Item 601 of Regulations S-B:

Exhibit          Name of Exhibit
-------          ---------------

Exhibit 16 Letter from Freeman Davis & Company LLP to the Securities and Exchange Commission.



                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:   February 28, 2003               FAMOUS FIXINS INC.



                                        By:/s/  Michael  Rudolph
                                        _______________________
                                        Michael  Rudolph
                                        Chief  Executive  Officer







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